UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 5, 2014

Alliqua, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 5, 2014, Alliqua, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ALQA Merger Sub, Inc., a newly-formed and wholly-owned Delaware subsidiary of the Company (“Merger Sub”), Choice Therapeutics, Inc., a Delaware corporation (“Choice”), and E. James Hutchens, as the representative of the Choice stockholders, pursuant to which the Company simultaneously acquired all of the outstanding equity interests of Choice.

The Merger Agreement provides for the merger of Merger Sub with and into Choice, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with Choice continuing as the surviving corporation in the Merger. As a result of the Merger, Choice became a wholly-owned subsidiary of the Company.

Choice develops, manufactures and commercializes its TheraBond 3D® Antimicrobial Barrier Systems wound dressings, which keeps the wound moist and transfers excess fluid and exudate (cellular debris) away from the wound into an inexpensive, easily replaced outer dressing. TheraBond 3D® is used for faster and less painful healing on patients with venous leg ulcers, diabetic foot ulcers, burns and other wounds.

Pursuant to the terms of the Merger Agreement, the aggregate consideration payable to the stockholders of Choice equaled (i) an aggregate cash payment of approximately $2,000,000 (the “Cash Consideration”), and (ii) 274,771 total shares (the “Share Consideration”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a per share purchase price equal to $7.29. All outstanding indebtedness of Choice was extinguished at the closing of the Merger using a portion of the Cash Consideration. The Share Consideration is being held back by the Company for six months from the date of the Merger, and the number of shares of Common Stock included in the Share Consideration is subject to adjustment for certain contingencies, including the verification of the value of certain of Choice’s assets and indemnification obligations of Choice’s stockholders under the terms of the Merger Agreement. In addition, the Choice stockholders may receive in aggregate up to an additional $5 million in shares of Common Stock, or cash, at the Company’s option if such share payout would result in the Choice stockholders receiving more than 19.9% of the Company’s outstanding common stock, in an earnout payment 37 months following the closing of the Merger, based upon revenues earned by the sale of existing Choice products over the next three years.

The Merger Agreement has representations and warranties, closing deliveries and indemnification provisions that are typical for transactions of this type.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of those agreements and are not intended to provide any other factual information about Choice, the Company or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to security holders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts or condition of Choice, the Company or any of their respective subsidiaries, affiliates or businesses.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Share Consideration in Item 2.01 is incorporated by reference herein.

The Share Consideration was offered and issued to the Choice stockholders pursuant to the Merger without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Choice stockholders were accredited investors at the time of the Merger.

On April 30, 2014, the Company entered into a warrant exchange agreement (the “Warrant Exchange Agreement”) with certain warrant holders pursuant to which the Company issued 48,968 shares of Common Stock (the “Exchange Shares”) to such warrant holders in exchange for the cancellation of certain “cash exercise only” five-year warrants to purchase an aggregate of 244,844 shares of Common Stock that were originally issued by the Company in 2010. The Exchange Shares were issued to the warrant holders pursuant to the exemption from registration provided under Section 3(a)(9) of the Act. This exemption is available to the Company because the Exchange Shares were exchanged by the Company with its existing security holders pursuant to the Warrant Exchange Agreement with no commission or other remunerations being paid or given for soliciting such an exchange.

The foregoing summary of the Warrant Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Exchange Agreement filed as an exhibit to this Current Report on Form 8-K. Readers should review the Warrant Exchange Agreement for a more complete understanding of the terms and conditions associated with this transaction.

Item 8.01	Other Events.

On May 6, 2014, the Company issued a press release announcing the Merger. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The information required by this item will be filed by amendment to this Current Report no later than 71 calendar days after the date this Current Report was required to be filed.

(b) Pro Forma Financial Information.

The information required by this item will be filed by amendment to this Current Report no later than 71 calendar days after the date this Current Report was required to be filed.

(d)      Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated May 5, 2014, by and between Alliqua, Inc., ALQA Merger Sub, Inc., Choice Therapeutics, Inc. and E. James Hutchens, as the Stockholder Representative
10.1	Warrant Exchange Agreement, dated April 30, 2014, by and among Alliiqua, Inc. and certain holders of warrants to purchase Common Stock of Alliqua, Inc.
99.1	Press Release of Alliqua, Inc., dated May 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: May 6, 2014	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer